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                                                                    Exhibit 23.1

          CONSENT OF MOHLER, NIXON & WILLIAMS, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64484) of AT&T Wireless Services, Inc. of our report dated May 21, 2003, with respect to the financial statements and schedule as of and for the year ended December 31, 2002 of the AT&T Wireless 401(k) Savings Plan included in this Annual Report on Form 11-K.

/s/ Mohler, Nixon & Williams
-----------------------------
MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
June 27, 2003